As filed with the Securities and Exchange Commission on July 24, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Symbotic Inc.

(Exact name of registrant as specified in its charter)

Delaware	3569	98-1572401
(State or other jurisdiction of Incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

200 Research Drive

Wilmington, MA 01887

Telephone: (987) 284-2800

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Copies to:

Robert W. Downes

Matthew B. Goodman

Sullivan & Cromwell LLP

125 Broad Street

New York, New York 10004

Tel: (212) 558-4000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Pursuant to Rule 429 under the Securities Act of 1933 (the “Securities Act”), the prospectus that is a part of this Registration Statement on Form S-3 is a combined prospectus that relates to and will be used in connection with (i) the offering by Symbotic Inc. (the “the Company”) of up to $1,000,000,000 in the aggregate of Class A common stock, preferred stock and debt securities and (ii) the offering of Class A common stock by certain selling securityholders named herein or their permitted transferees (the “Selling Securityholders”) previously registered pursuant to the Company’s Registration Statement on Form S-1 (File No. 333-265906) (the “2022 Registration Statement”) that was declared effective by the Securities and Exchange Commission (the “SEC”) on August 1, 2022.

Class A common stock, preferred stock and debt securities that may be issued by the Company are being registered under this Registration Statement on Form S-3 and the applicable registration fee is being paid herewith with respect to these securities. Applicable registration fees with respect to the Class A common stock to be offered under this Registration Statement on Form S-3 by Selling Securityholders were paid at the time of the original filing of the 2022 Registration Statement and are carried to this Registration Statement on Form S-3. To the Company’s knowledge, all of the securities listed in (ii) above have not been sold or otherwise disposed of by the Selling Securityholders. This Registration Statement shall constitute a post-effective amendment to the 2022 Registration Statement, and such post-effective amendment shall hereafter become effective concurrently with the effectiveness of this Registration Statement on Form S-3 and in accordance with Section 8(c) of the Securities Act.

The information in this preliminary prospectus is not complete and may be changed. We, and the Selling Securityholders, may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS, DATED JULY 24, 2023

Class A Common Stock

Preferred Stock

Debt Securities

Offered by Symbotic Inc.

Up to 548,565,597 Shares of Class A Common Stock

Offered by the Selling Securityholders

This prospectus relates to the offer and sale from time to time by us of Class A common stock, par value $0.0001 per share (“Class A Common Stock), preferred stock and debt securities described herein (collectively, the “Primary Offering Securities”) in the amount not exceeding the aggregate initial offering price of $1,000,000,000. This prospectus also relates to the offer and sale from time to time by the selling securityholders identified in this prospectus or their permitted transferees (the “Selling Securityholders”), of up to an aggregate of 548,565,597 shares of Class A Common Stock purchased at a price, or acquired based on a value, of $10.00 per share, which consists of (i) 63,655,069 shares of Class A Common Stock outstanding on the date of this prospectus and (ii) 484,910,528 shares of Class A Common Stock issuable in exchange for units of New Symbotic Holdings (as defined below) pursuant to the terms of the New Symbotic Holdings LLC Agreement (as defined below) (including unvested warrant units). We will not receive any proceeds from the sale of Class A Common Stock by the Selling Securityholders pursuant to this prospectus.

We will bear all costs, expenses and fees in connection with the registration of the Primary Offering Securities. The Selling Securityholders will bear all commissions and discounts, if any, attributable to their respective sales of the shares of Class A Common Stock.

We may offer and sell the securities directly, through agents we select from time to time or to or through underwriters or dealers we select, or through a combination of these methods. In addition, the Selling Securityholders may offer and sell our securities from time to time. We will provide specific information about any Selling Securityholders in one or more supplements to this prospectus. If we, or the Selling Securityholders, use any agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of those securities and the net proceeds we, or any Selling Securityholders, expect to receive from that sale will also be set forth in a prospectus supplement.

Our registration of the securities covered by this prospectus does not mean that either we, or the Selling Securityholders, will issue, offer or sell, as applicable, any of the securities. The Selling Securityholders may offer and sell the securities covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Securityholders may sell the securities in the section entitled “Plan of Distribution” and in supplements or amendments to this prospectus as applicable.

Specific terms of the securities to be offered will be provided in one or more supplements to this prospectus. The specific plan of distribution for any securities to be offered will also be provided in a prospectus supplement. Prospectus supplements may also add, update or change information in this prospectus. You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities.

Our Class A Common Stock is listed on the Nasdaq Global Market (“NASDAQ”) under the symbol “SYM.” On July 21, 2023, the closing price of our Class A Common Stock was $43.68. The sale of substantial amounts of our Class A Common Stock being offered in this prospectus, or the perception that such sales could occur, could have the effect of increasing the volatility in the prevailing market price or putting significant downward pressure on the price of the Class A Common Stock and harm the prevailing market price of our Class A Common Stock.

We are an “emerging growth company,” as that term is defined under the federal securities laws and, as such, are subject to certain reduced public company reporting requirements.

Investing in our securities involves risks that are described in the “Risk Factors” section beginning on page 2 of this prospectus and any risk factors described in any applicable prospectus supplement and in the documents we incorporate by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2023.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, the Selling Securityholders may, from time to time, sell the securities offered by them described in this prospectus. We will receive proceeds from the sale by us of the securities offered by us but will not receive any proceeds from the sale by the Selling Securityholders of the securities offered by them, as described in this prospectus.

Neither we nor the Selling Securityholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement, or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Securityholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Securityholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information incorporated herein by reference or to which we refer you in the section of this prospectus entitled “Where You Can Find More Information.” You should assume that the information contained or incorporated by reference in this prospectus or any prospectus supplement is accurate only as of the date on the front of those documents, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus and the information incorporated herein by reference contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

Unless the context indicates otherwise, references in this prospectus to the “Company,” “Symbotic,” “we,” “us,” “our” and similar terms refer to SVF Investment Corp. 3 (“SVF 3”) prior to the Business Combination (the “Business Combination”) described in our Form 10-K (as defined below) and Symbotic Inc. and its consolidated subsidiaries following the Business Combination. References to “Symbotic LLC” refer to our predecessor company prior to the consummation of the Business Combination.

RISK FACTORS

Investing in our securities involves risks. You should carefully consider and evaluate the risk factors discussed below and under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q that we file with the SEC, which are incorporated herein by reference, together with the risk factors and other information contained in or incorporated by reference into this prospectus and the applicable prospectus supplement, before making an investment decision. If any of these risks actually occurs, our business, results of operations and financial condition could suffer. In that case, the trading price of our securities could decline, and you could lose all or a part of your investment. The risks and uncertainties described in the documents incorporated by reference herein are not the only risks and uncertainties that we may face.

For more information about our SEC filings, please see “Where You Can Find More Information” and “Information We Incorporate by Reference.”

Risks Related to Ownership of Our Common Stock

The securities being offered in this prospectus represent a substantial percentage of our outstanding Class A Common Stock, and the sales of such securities could cause the market price of our Class A Common Stock to decline significantly, despite the fact that certain existing stockholders who purchased securities in the Company at a price below the current trading price of such securities may experience a positive rate of return. The public stockholders may not experience a similar rate of return.

This prospectus relates, among other things, to the offer of Class A Common Stock by us and the offer and resale from time to time by the Selling Securityholders of up to 548,565,597 shares of Class A Common Stock, purchased at a price, or acquired based on a value, of $10.00 per share, which consists of (i) 63,655,069 shares of Class A Common Stock outstanding on the date of this prospectus and (ii) 484,910,528 shares of Class A Common Stock issuable in exchange for units of Symbotic Holdings LLC following the consummation of the Company Reorganization as described in our Form 10-K and the Business Combination (“New Symbotic Holdings”) pursuant to the terms of the New Symbotic Holdings’ Second Amended and Restated LLC Agreement (“New Symbotic Holdings LLC Agreement”) (including Earnout Interests to which such unitholders may be entitled and unvested warrant units).

The market price for our Class A Common Stock could decline as a result of the sales of our Class A Common Stock offered by us and the Selling Securityholders pursuant to this prospectus, and such declines could be significant. The Class A Common Stock offered by us and the Selling Securityholders pursuant to this prospectus represent a substantial percentage of our total outstanding common stock as of the date of this prospectus. The sale of all securities being offered in this prospectus could result in a significant decline in the public trading price of our Class A Common Stock. Despite such a decline in the public trading price, the Selling Securityholders may still experience a positive rate of return on the securities they purchased due to the difference in the purchase prices described above. Based on the closing price of our Class A Common Stock on July 21, 2023, which was $43.68 per share, the Class A Common Stock offered by the Selling Securityholders pursuant to this prospectus may experience potential profit of up to $33.68 per share. The public securityholders may not experience a similar rate of return on the securities they purchase due to differences in the purchase prices and the current trading price.

Other Risks

Because of the Up-C structure, the interests of the holders of New Symbotic Holdings Common Units may not fully align with those of the holders of Class A Common Stock of Symbotic.

Our organizational structure is commonly referred to as an “Up-C” structure, which is often used by partnerships and limited liability companies undertaking an initial public offering to provide certain tax benefits and associated cash flow advantages to both the issuer corporation and the existing owners of the partnership or limited liability company in the initial public offering. The Up-C structure allows the unitholders of Warehouse Technologies LLC to retain their equity ownership in New Symbotic Holdings, an entity that is classified as a partnership for U.S. federal income tax purposes, in the form of common units of New Symbotic Holdings (“New Symbotic Holdings Common Units”). This allows the holders of New Symbotic Holdings Common Units to retain the tax benefits of owning interests in a pass-through entity while also being able to access public markets. All other investors, including Symbotic stockholders, hold their equity ownership in Symbotic, a Delaware corporation that is a domestic corporation for U.S. federal income tax purposes, in the form of shares of Class A Common Stock.

Because the holders of New Symbotic Holdings Common Units hold their economic interests directly in New Symbotic Holdings, rather than through Symbotic, the interests of such holders may conflict with those of the holders of shares of Class A Common Stock of Symbotic. For example, the holders of New Symbotic Holdings Common Units may have a different tax position from the holders of Class A Common Stock of Symbotic, which could influence decisions regarding whether and when New Symbotic Holdings should dispose of assets or incur new indebtedness, undergo certain changes of control within the meaning of the Tax Receivable Agreement, or terminate the Tax Receivable Agreement. In addition, the structuring of future transactions may take into consideration these tax or other considerations even where no similar benefit would accrue to the holders of shares of Class A Common Stock of Symbotic.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, which we refer to as the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. These statements include, but are not limited to, our expectations or predictions of future financial or business performance or conditions. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning our possible or assumed future actions, business strategies, events, backlog, or results of operations, are forward-looking statements. These statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates,” or “intends” or similar expressions.

Forward-looking statements contained in this prospectus include, but are not limited to, statements about our ability to, or expectations that we will:

•	meet the technical requirements of existing or future supply agreements with our customers, including with respect to existing backlog;

•	expand our target customer base and maintain our existing customer base;

•	anticipate industry trends;

•	maintain and enhance our platform;

•	maintain the listing of the Class A Common Stock on the NASDAQ stock market;

•	develop, design, and sell systems that are differentiated from those of competitors;

•	execute our research and development strategy;

•	acquire, maintain, protect, and enforce intellectual property;

•	attract, train, and retain effective officers, key employees, or directors;

•	comply with laws and regulations applicable to our business;

•	stay abreast of modified or new laws and regulations applicable to our business;

•	execute its growth strategy;

•	successfully defend litigation;

•	issue equity securities in connection with future transactions;

•	meet future liquidity requirements and, if applicable, comply with restrictive covenants related to long-term indebtedness;

•	timely and effectively remediate any material weaknesses in our internal control over financial reporting;

•	anticipate rapid technological changes; and

•	effectively respond to general economic and business conditions

Forward-looking statements made in this prospectus also include, but are not limited to, statements with respect to:

•	the future performance of our business and operations;

•	backlog;

•	expectations regarding revenues, expenses, net loss, adjusted EBITDA loss and anticipated cash needs;

•	expectations regarding cash flow, liquidity and sources of funding;

•	expectations regarding capital expenditures;

•	the effects of pending and future legislation;

•	business disruption;

•	risks related to the impact of the COVID-19 pandemic on the financial condition and results of operations of Symbotic;

•	disruption to the business due to our dependency on certain customers;

•	increasing competition in the warehouse automation industry;

•	any delays in the design, production or launch of our systems and products;

•	the failure to meet customers’ requirements under existing or future contracts or customers’ expectations as to price or pricing structure;

•	any defects in new products or enhancements to existing products; and

•

the fluctuation of operating results from period to period due to a number of factors, including the pace of customer adoption of our new products and services and any changes in our product mix that shift too far into lower gross margin products.

Such forward-looking statements involve risks and uncertainties that may cause actual events, results or performance to differ materially from those indicated by such statements. Certain of these risks are identified and discussed in other sections of this prospectus, including under the heading “Risk Factors,” elsewhere in this prospectus and in the documents we incorporate by reference. These risk factors will be important to consider in determining future results and should be reviewed in their entirety. These forward-looking statements are expressed in good faith, and we believe there is a reasonable basis for them. However, there can be no assurance that the events, results or trends identified in these forward-looking statements will occur or be achieved. Forward-looking statements are provided for the purposes of assisting the reader in understanding our financial performance, financial position and cash flows as of and for periods ended on certain dates and to present information about management’s current expectations and plans relating to the future, and the reader is cautioned not to place undue reliance on these forward-looking statements because of their inherent uncertainty and to appreciate the limited purposes for which they are being used by management. While we believe that the assumptions and expectations reflected in the forward-looking statements are reasonable based on information currently available to management, there is no assurance that such assumptions and expectations will prove to have been correct.

The forward-looking statements made in this prospectus relate only to events as of the date on which the statements are made and are based on the beliefs, estimates, expectations and opinions of management on that date. We are not under any obligation, and expressly disclaim any obligation, to update, alter or otherwise revise any forward-looking statements made in this prospectus, whether as a result of new information, future events or otherwise, except as required by law.

In addition to the risk factors described in this prospectus and any accompanying prospectus supplement, including the documents incorporated by reference, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: failure to realize the benefits expected from adding to Symbotic’s base of outsourcing partners; the effects of pending and future legislation; and risks related to the impact of the COVID-19 pandemic on the financial condition and results of operations of Symbotic.

THE COMPANY

Symbotic’s vision is to make the supply chain work better for everyone. It does this by developing, commercializing, and deploying innovative, end-to-end technology solutions that dramatically improve supply chain operations. Symbotic currently automates the processing of pallets and cases in large warehouses or distribution centers for some of the largest retail companies and wholesale companies in the world. Its systems enhance operations at the front end of the supply chain, and therefore benefit all supply partners further down the chain, irrespective of fulfillment strategy.

Corporate Information

Symbotic Inc. is a Delaware corporation. Our principal executive offices are located at 200 Research Drive, Wilmington, Massachusetts 01887 and our telephone number at that address is (978) 284-2800. Our website is located at www.symbotic.com. We do not incorporate the information contained on, or accessible through, our corporate website into this prospectus, and you should not consider it part of this prospectus. We have included our website address only as an inactive textual reference and do not intend it to be an active link to our website.

Emerging Growth Company

We are an emerging growth company (“EGC”), as defined in Section 2(a) of the Securities Act of 1933, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Section 102(b)(1) of the JOBS Act exempts EGCs from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an EGC can elect to opt out of the extended transition period and comply with the requirements that apply to non-EGCs but any such election to opt out is irrevocable. The Company has not elected to opt out of such extended transition period which means that when a financial accounting standard is issued or revised and it has different application dates for public or private companies, the Company, as an EGC, can adopt the new or revised standard at the time private companies adopt the new or revised standard. The Company will be eligible to use this extended transition period under the JOBS Act until the earlier of the date it (i) is no longer an EGC or (ii) affirmatively and irrevocably opts out of the extended transition period provided in the JOBS Act. As a result, the Company’s financial statements may not be comparable to the financial statements of issuers who are required to comply with the effective dates for new or revised accounting standards that are applicable to public companies, which may make comparison of the Company’s financials to those of other public companies more difficult.

We will cease to be an EGC on the date that is the earliest of (i) the end of the fiscal year in which total annual gross revenue exceeds $1.235 billion, (ii) the last day of the Company’s fiscal year following March 11, 2026 (the fifth anniversary of the date on which SVF 3 consummated the initial public offering of SVF 3); (iii) the date on which the Company has issued more than $1.0 billion in non-convertible debt during the preceding three-year period; or (iv) the end of the fiscal year in which the market value of the Company’s common stock held by non-affiliates exceeds $700 million as of the last business day of the most recently completed second fiscal quarter. As of the last business day of the fiscal quarter ended March 25, 2023, the market value of the Company’s common stock held by non-affiliates was approximately $517.3 million (based on the closing sales price of the Class A common stock on March 24, 2023 of $21.68), and therefore, the Company expects to continue to be an EGC as of the end of the current fiscal year ending September 30, 2023.

Smaller Reporting Company

Additionally, we are a “smaller reporting company” as defined in Rule 12b-2 under the Exchange Act. As such, we are eligible for exemptions from various reporting requirements applicable to other public companies that are not smaller reporting companies, including, but not limited to, reduced disclosure obligations regarding executive compensation. We will continue to be a smaller reporting company as long as either (i) the market value of our Class A Common Stock held by non-affiliates is less than $250 million as of the last business day of our most recently completed second fiscal quarter or (ii) our annual revenue is less than $100 million during the most recently completed fiscal year and the market value of our Class A Common Stock held by non-affiliates is less than $700 million as of the last business day of our most recently completed second fiscal quarter report. As of the fiscal year ended September 24, 2022, our revenue was more than $100 million, and as of March 25, 2023, the last business day of our second fiscal quarter, the market value of our Class A Common Stock held by non-affiliates was more than $250 million. As a result, we will cease to be a smaller reporting company as of the end of the current fiscal year ending September 30, 2023, and we will be subject to the abovementioned requirements that apply to other public companies but did not previously apply to us due to our status as smaller reporting company.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, the net proceeds from our sale of securities will be used for general corporate purposes.

All of the Class A Common Stock offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any proceeds from the sale of our securities by the Selling Securityholders pursuant to this prospectus.

DESCRIPTION OF CAPITAL STOCK

As of July 21, 2023, Symbotic had one class of securities registered under Section 12 of the Exchange Act: our Class A Common Stock.

The rights of Symbotic stockholders are governed by Delaware law, our charter (the “Charter”) and bylaws (the “Bylaws”). The following description of the terms of the Symbotic’s capital stock is not complete and is qualified in its entirety by reference to the applicable provisions of Delaware law as well as the Charter and Bylaws incorporated by reference herein. We urge you to read the applicable provisions of Delaware law as well as the Charter and Bylaws, incorporated by reference to this prospectus, respectively, carefully and in their entirety because they describe your rights as a Symbotic stockholder.

Authorized and Outstanding Stock

The Charter authorizes the issuance of shares, each with a par value of $0.0001 per share, consisting of:

•	3,000,000,000 shares of Class A Common Stock;

•	1,000,000,000 shares of Class V-1 common stock;

•	450,000,000 shares of Class V-3 common stock; and

•	50,000,000 shares of undesignated preferred stock.

Class A Common Stock

As of July 21, 2023, there are 62,827,800 shares of Class A Common Stock outstanding. All shares of Class A Common Stock are fully paid and non-assessable.

Voting rights. Each holder of Class A Common Stock is entitled to one vote for each share of Class A Common Stock held of record by such holder on all matters submitted to a vote of the stockholders. Holders of Class A Common Stock will vote together with other holders of common stock as a single class on all matters (or, if any holders of any series of preferred stock are entitled to vote together with the holders of common stock, as a single class with the holders of such series of preferred stock). Notwithstanding the foregoing, the holders of shares of any series of common stock will be entitled to vote as a separate class upon any amendment to the Charter (including by merger, consolidation, reorganization or similar event) that would adversely alter or change the powers, preferences or special rights of such series of common stock. Except as expressly required by law, holders of common stock, as such, will not be entitled to vote on any amendment to the Charter (including any certificate of designation) that relates solely to the rights, powers, preferences (or the qualifications, limitations or restrictions thereof) or other terms of one or more outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Charter (including any certificate of designation) or pursuant to the Delaware General Corporation Law, as amended (the “DGCL”).

Dividend rights. Subject to the rights and preferences of any holders of any outstanding series of preferred stock, the holders of Class A Common Stock will be entitled to the payment of dividends and other distributions of cash, stock or property on the Class A Common Stock when, as and if declared by the board of directors in accordance with law.

Rights upon liquidation. Subject to the rights and preferences of any holders of any shares of any outstanding series of preferred stock, in the event of any liquidation, dissolution or winding up, whether voluntary or involuntary, our funds and assets that may be legally distributed to our stockholders will be distributed among the holders of the then-outstanding Class A Common Stock pro rata in accordance with the number of shares of Class A Common Stock held by each such holder.

Other rights. The holders of Class A Common Stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the Class A Common Stock. The rights, preferences and privileges of holders of the Class A Common Stock will be subject to those of the holders of any shares of the preferred stock we may issue in the future.

Class V-1 Common Stock and Class V-3 Common Stock

As of July 21, 2023, there are 76,086,745 shares of Class V-1 common stock and 416,933,025 shares of Class V-3 common stock outstanding. All shares of Class V-1 common stock and Class V-3 common stock are fully paid and non-assessable.

Voting rights. Each holder of Class V-1 common stock is entitled to one vote for each share of Class V-1 common stock held of record by such holder on all matters submitted to a vote of the stockholders, and each holder of Class V-3 common stock is entitled to three votes for each share of Class V-3 common stock held of record by such holder on all matters submitted to a vote of the stockholders. Holders of Class V-1 common stock and Class V-3 common stock will vote together with other holders of common stock as a single class on all matters (or, if any holders of any series of preferred stock are entitled to vote together with the holders of common stock, as a single class with the holders of such series of preferred stock). Notwithstanding the foregoing, the holders of shares of any series of common stock will be entitled to vote as a separate class upon any amendment to the Charter (including by merger, consolidation, reorganization or similar event) that would adversely alter or change the powers, preferences or special rights of such series of common stock. Except as expressly required by law, holders of common stock, as such, will not be entitled to vote on any amendment to the Charter (including any certificate of designation) that relates solely to the rights, powers, preferences (or the qualifications, limitations or restrictions thereof) or other terms of one or more outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Charter (including any certificate of designation) or pursuant to the DGCL.

Dividend rights. Except as provided in the Charter with respect to certain stock adjustments, dividends of cash or property may not be declared or paid on shares of Class V-1 common stock or Class V-3 common stock.

Rights upon liquidation. The holders of shares of Class V-1 common stock and Class V-3 common stock will not be entitled to receive any assets of Symbotic in the event of any voluntary or involuntary liquidation, dissolution or winding up of Symbotic.

Other rights. The holders of Class V-1 common stock and Class V-3 common stock have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the Class V-1 common stock or Class V-3 common stock. The rights, preferences and privileges of holders of the Class V-1 common stock and Class V-3 common stock will be subject to those of the holders of any shares of the preferred stock we may issue in the future. Subject to the terms of the New Symbotic Holdings LLC Agreement, holders of New Symbotic Holdings Common Units may cause us to redeem all or any portion of such holder’s New Symbotic Holdings Common Units, and in connection with such redemption, we may be required to deliver Class A common units to such holder.

Conversion of Class V-3 Common Stock. Class V-3 common stock convert into Class V-1 common stock in certain situations, including automatically seven years following the Business Combination.

Transfer of Class V-1 Common Stock and Class V-3 Common Stock. No holder of Class V-1 common stock or Class V-3 common stock may transfer such shares to any person unless such holder also simultaneously transfers an equal number of such holder’s New Symbotic Holdings Common Units to the same person in accordance with the terms of the New Symbotic Holdings LLC Agreement. Upon a transfer of New Symbotic Holdings Common Units in accordance with the New Symbotic Holdings LLC Agreement, an equal number of shares of Class V-1 common stock and/or Class V-3 common stock that correspond to such New Symbotic Holdings Common Units will automatically and simultaneously be transferred to the same transferee of such New Symbotic Holdings Common Units. Any attempted or purported transfer of shares of Class V-1 common stock and Class V-3 common stock in violation of the foregoing restrictions will be null and void.

Cancellation of Class V-1 Common Stock and Class V-3 Common Stock. In the event that any outstanding share of Class V-1 common stock or Class V-3 common stock ceases to be held directly or indirectly by a holder of a New Symbotic Holdings Common Units, such share will automatically be transferred to Symbotic and cancelled for no consideration.

Further Issuance of Class V-3 Common Stock. We will not issue additional shares of Class V-3 common stock.

Preferred Stock

As of the date hereof, no preferred stock is issued and outstanding. The Charter authorizes our board of directors to establish one or more series of preferred stock. Unless required by law or any stock exchange, the authorized shares of preferred stock are available for issuance without further action by the holders of the common stock. The board of directors has the discretion to determine the voting powers and the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including, without limitation, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of Symbotic without further action by the stockholders. Additionally, the issuance of preferred stock may adversely affect the holders of the common stock by restricting dividends on the common stock, diluting the voting power of the common stock or subordinating the liquidation rights of the common stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of the common stock.

Dividends

Declaration and payment of any dividend will be subject to the discretion of our board of directors. The timing and amount of dividends will be dependent upon, among other things, our business prospects, results of operations, financial condition, cash requirements and availability, debt repayment obligations, capital expenditure needs, contractual restrictions, covenants in the agreements governing current and future indebtedness, industry trends, the provisions of Delaware law affecting the payment of dividends and distributions to stockholders and any other factors or considerations our board of directors may regard as relevant.

We currently intend to retain all available funds and any future earnings to fund the development and growth of the business and therefore do not anticipate declaring or paying any cash dividends on common stock in the foreseeable future.

Anti-Takeover Provisions

The Charter and Bylaws contain provisions that may delay, defer or discourage another party from acquiring control of us. We expect that these provisions, which are summarized in this section, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate our board of directors, which may result in an improvement of the terms of any such acquisition in favor of the stockholders. However, they also give our board of directors the power to discourage acquisitions that some stockholders may favor.

These provisions include:

Authorized but Unissued Shares. The authorized but unissued shares of our common stock and preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of NASDAQ. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could make more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Business Combinations. Symbotic will not be governed by Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination, such as a merger, with an “interested stockholder” (which includes a person or group owning 15% or more of the corporation’s voting stock) for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Accordingly, Symbotic will not be subject to any anti-takeover effects of Section 203. Nevertheless, the Charter contains provisions that will have a similar effect to Section 203, which will take effect from and after the Restriction Effective Time, except that such restrictions on business combinations shall not apply to any interested stockholder that became such prior to the Restriction Effective Time.

Stockholder Action; Special Meetings of Stockholders. The Charter provides that stockholders may not take action by written consent, but may only take action at annual or special meetings of stockholders. As a result, a holder controlling a majority of Symbotic capital stock would not be able to amend our bylaws or remove directors without holding a meeting of stockholders called in accordance with our bylaws. Further, the Charter provides that special meetings of our stockholders may be called, for any purpose or purposes, at any time only by or at the direction of our board of directors, the chairperson of Symbotic’s board of directors or the Chief Executive Officer, and will not be called by any other person or persons. These provisions might delay the ability of stockholders to force consideration of a proposal or for stockholders controlling a majority of Symbotic capital stock to take any action, including the removal of directors.

Advance Notice Requirements for Stockholder Proposals and Director Nominations. In addition, our Bylaws established an advance notice procedure for stockholder proposals to be brought before an annual meeting or special meeting of stockholders. Generally, in order for any matter to be “properly brought” before a meeting, the matter must be (i) specified in a notice of meeting given by or at the direction of our board of directors, (ii) if not specified in a notice of meeting, otherwise brought before the meeting by the board of directors, or (iii) otherwise properly brought before the meeting by a stockholder who (a) was a stockholder on the date of giving the notice, on the record date for the determination of the stockholders entitled to vote at the meeting and at the time of the meeting, (b) entitled to vote at the meeting, and (c) has complied with the advance notice procedures specified in our Bylaws or properly made such proposal in accordance with Rule 14a-8 under the Exchange Act and the rules and regulations thereunder, which proposal has been included in the proxy statement for the annual meeting. Stockholders may not nominate persons for election to our board of directors at any special meeting of stockholders.

Further, for business and nominations of persons for election to the board of directors to be properly brought before an annual meeting by a stockholder, the stockholder must (i) provide Timely Notice (as defined below) thereof in writing and in proper form to the Secretary and (ii) provide any updates or supplements to such notice at the times and in the forms required by the Bylaws.

To be timely, a stockholder’s notice must be received in accordance with an “Acceptable Delivery Method” not earlier than the 120th day, and not later than the 90th day, prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is more than 30 days earlier or delayed (other than as a result of adjournment or recess) by more than 60 days later than such anniversary date, or, if the first public disclosure of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, such stockholders’ notice must be received no earlier than the 120th day prior to such annual meeting and not later than the later of (1) the 90th day prior to such annual meeting and (2) the 10th day following the day on which public disclosure of the date of such annual meeting is first made by the Company (such notice within such time periods, “Timely Notice”).

Stockholders at an annual meeting or special meeting may only consider proposals or nominations properly brought before a meeting of stockholders. These provisions could have the effect of delaying stockholder actions that are favored by the holders of a majority of the outstanding voting securities until the next stockholder meeting.

Amendment of Charter or Bylaws. Our Bylaws may be amended or repealed by a majority vote of the board of directors or by the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then-outstanding shares entitled to vote generally in the election of directors, voting together as a single class. The affirmative vote of a majority of the board of directors and at least sixty-six and two-thirds percent (66 2/3%) in voting power of the outstanding shares entitled to vote thereon would be required to amend certain provisions of the Charter.

Quorum

Our Bylaws provide that, at any meeting of the board of directors, a majority of the total number of directors then in-office constitutes a quorum.

No Cumulative Voting

Under Delaware law, the right to vote cumulatively does not exist unless the certificate of incorporation expressly authorizes cumulative voting. The Charter does not authorize cumulative voting.

Limitations on Liability and Indemnification of Officers and Directors

Our Charter and Bylaws provide indemnification and advancement of expenses for the directors and officers to the fullest extent permitted by the DGCL, subject to certain limited exceptions. We have entered into indemnification agreements with each of our directors and officers. In some cases, the provisions of those indemnification agreements may be broader than the specific indemnification provisions contained under Delaware law. In addition, as permitted by Delaware law, the Charter and Bylaws include provisions that eliminate the personal liability of directors for monetary damages resulting from breaches of certain fiduciary duties as a director. The effect of this provision is to restrict our rights and the rights of our stockholders in derivative suits to recover monetary damages against a director for breach of fiduciary duties as a director.

These provisions may be held not to be enforceable for violations of the federal securities laws of the United States.

Dissenters’ Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, Symbotic’s stockholders will have appraisal rights in connection with a merger or consolidation of Symbotic. Pursuant to Section 262 of the DGCL, stockholders who properly demand and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.

Stockholders’ Derivative Actions

Under the DGCL, any of our stockholders may bring an action in the company’s name to procure a judgment in its favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of our shares at the time of the transaction to which the action relates.

Forum Selection

The Charter provides that unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by applicable law, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for any internal or intra-corporate claim or any action asserting a claim governed by the internal affairs doctrine as defined by the laws of the State of Delaware, including, but not limited to, (i) any derivative action or proceeding brought on behalf of Symbotic; (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee or stockholder of Symbotic to Symbotic or its stockholders; or (iii) any action asserting a claim arising pursuant to any provision of the DGCL or the Charter or the Bylaws, or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, will be a state court located within the State of Delaware (or, if no court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware). Further, unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by applicable law, the sole and exclusive forum for any action asserting a cause of action arising under the Securities Act and the rules and regulations promulgated thereunder will be the federal district court for the District of Delaware (or if such court does not have jurisdiction over such action, any other federal district court) of the United States; provided that, if such forum is illegal, invalid or unenforceable, the sole and exclusive forum for any action asserting a cause of action arising under the Securities Act will be the Court of Chancery of the State of Delaware.

Stockholder Registration Rights

Symbotic entered into the A&R Registration Rights Agreement, pursuant to which, among other things, SVF Sponsor III (DE) LLC, certain of SVF 3’s independent directors and certain Symbotic equityholders have specified rights to require Symbotic to register all or a portion of their shares under the Securities Act. Certain stockholders also have certain customary registration rights pursuant to the Subscription Agreements that SVF 3 entered into with such parties on December 21, 2021, pursuant to which the subscribers collectively subscribed for 20,500,000 shares of Class A Common Stock at $10.00 per share, for an aggregate commitment amount of $205,000,000.

Trading Symbol and Market

Our Class A Common Stock is listed on NASDAQ under the symbol “SYM.”

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may offer in one or more series under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations.

The debt securities will be issued under an indenture between us and a trustee to be named therein. We have summarized select portions of the form of indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you.

General

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth in an officer’s certificate or a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet), including the following terms, if applicable:

•	the title and ranking of the debt securities (including the terms of any subordination provisions)

•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•	the aggregate principal amount of the debt securities being offered and any limit on the aggregate principal amount of such series of debt securities;

•	the date or dates on which the principal of the securities of the series is payable;

•	the interest rate, if any, and the method for calculating the interest rate;

•	the dates from which interest will accrue, the interest payment dates and the record dates for the interest payments;

•

the place or places where principal of, and any interest on, the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

•	any mandatory or optional redemption terms;

•

any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•

any dates, if any, on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of such repurchase obligations;

•	the denominations in which the debt securities will be issued;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•

the currency of denomination of the debt securities, which may be U.S. dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

•	the designation of the currency, currencies or currency units in which payment of the principal of, and any interest on, the debt securities will be made;

•

if payments of principal of, any interest on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to such payments will be determined;

•

the manner in which the amounts of payment of principal of, or any interest on, the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

•

any addition to, deletion of or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents appointed with respect to the debt securities;

•

the provisions, if any, relating to conversion or exchange of any series of debt securities, including if applicable, the conversion or exchange price and period, the securities or other property into which the debt securities will be convertible, provisions as to whether conversion or exchange will be mandatory, at the option of the holders thereof or at our option, the events requiring an adjustment of the conversion price or exchange price and provisions affecting conversion or exchange if such series of debt securities are redeemed; and

•

any other terms of the series of debt securities that may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the debt securities.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon maturity or a declaration of acceleration of their maturity following an event of default pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or the depositary, or a nominee of the depositary (we will refer to any such debt security as a “global debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificate as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth below, global debt securities will not be issuable in certificated form.

Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System. Each global debt security will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary. Beneficial interests in global debt securities will not be issuable in certificated form unless (i) the depositary has notified us that it is unwilling or unable to continue as depositary for such global debt security or has ceased to be qualified to act as such as required by the indenture and we fail to appoint a successor depositary within 90 days of such event, (ii) we determine, in our sole discretion, not to have such securities represented by one or more global securities or (iii) any other circumstances shall exist, in addition to or in lieu of those described above, as may be described in the applicable prospectus supplement. Unless and until a global debt security is exchanged for certificated debt securities under the limited circumstances described in the previous sentence, a global debt security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

No Protection In the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

Symbotic may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its assets to any person (a “successor person”) unless:

•

Symbotic is the surviving corporation or the successor person (if other than Symbotic) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes Symbotic’s obligations on the debt securities and under the indenture; and

•	immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing.

•	Notwithstanding the above, any of Symbotic’s subsidiaries may consolidate with, merge into or transfer all or part of its properties to Symbotic.

Events of Default

“Event of Default” means with respect to any series of debt securities, any of the following:

•

default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of any security of that series at its maturity;

•

default in the performance or breach of any covenant by us in the indenture (other than defaults described above or defaults relating to a covenant that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee, or we and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of Symbotic; and

•	any other event of default provided with respect to a series of debt securities if any, or subsidiaries that is described in the applicable prospectus supplement.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

If an event of default with respect to any series of debt securities at the time outstanding occurs and is continuing (other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization), then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal amount (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series, by written notice to us and the trustee, may rescind and annul such declaration of acceleration and its consequences if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

The indenture provides that the trustee will be under no obligation to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right of power.

Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series;

•

the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request to the trustee to institute the proceedings in respect of such event of default in its own name as trustee under the indenture;

•

such holder or holders have offered to the trustee indemnity or security satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by the trustee in compliance with such request;

•	the trustee has failed to institute any such proceeding for 60 days after its receipt of such notice, request and offer of indemnity; and

•

no direction inconsistent with such written request has been given to the trustee during such 60-day period by holders of a majority in principal amount of the outstanding debt securities of that series.

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and any interest on, that debt security on or after the due dates expressed in that debt security (or, in the case of redemption, on the redemption date) and to institute suit for the enforcement of any such payment and such rights shall not be impaired without the consent of such holder.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture from our principal executive officer, principal financial officer or principal accounting officer. If a default or event of default occurs and is continuing with respect to the debt securities of any series and if it is actually known to a responsible officer of the trustee, the trustee shall mail to each holder of the debt securities of that series notice of a default or event of default within 60 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such default or event of default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We and the trustee may modify and amend or supplement the indenture or the debt securities of one or more series without the consent of any holder of any debt security:

•	to add guarantees with respect to any Series of Securities or secure any Series of Securities;

•	to surrender any of our rights or powers under the indenture;

•	to add covenants or events of default for the benefit of the holders of any series of debt securities;

•	to comply with the applicable procedures of the applicable depositary;

•	to cure any ambiguity, defect or inconsistency;

•	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

•	to provide for uncertificated securities in addition to or in place of certificated securities;

•	to make any change that does not materially adversely affect the rights of any holder of debt securities;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•

to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee;

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act; and

•	for certain other reasons set forth in any prospectus supplement.

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•

reduce the principal of, or change the fixed maturity of, any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•

waive a default in the payment of the principal of, or interest, if any, on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of, or any interest on, any debt security payable in currency other than that stated in the debt security;

•

make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, and any interest on, those debt securities and to institute suit for the enforcement of any such payment;

•	make any change to certain provisions of the indenture relating to waivers or amendments; or

•	waive a redemption payment with respect to any debt security, provided that such redemption is made at our option.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, by written notice to the trustee, waive our compliance with provisions of the indenture or the debt securities with respect to such series. The holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all the debt securities of such series, waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, or any interest on, any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal and interest, if any, on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•

we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a default or an event of default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include:

•

depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, and interest, if any, on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•

delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York (without regard to the conflicts of laws provisions thereof other than Sections 5-1401 of the General Obligations Law).

SELLING SECURITYHOLDERS

The Selling Securityholders listed in the table below may offer and sell any or all of the shares of Class A Common Stock set forth below pursuant to this prospectus. When we refer to the “Selling Securityholders” in this prospectus, we refer to the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors and other permitted transferees that hold any of the Selling Securityholders’ interest in the shares of Class A Common Stock after the date of this prospectus. The following table sets forth certain information provided by or on behalf of the Selling Securityholders regarding the beneficial ownership of the Selling Securityholders of our Class A Common Stock and the shares of Class A Common Stock being offered by the Selling Securityholders. The applicable percentage ownership of the securities being offered hereby is based on approximately 62,827,800 shares of Class A Common Stock, 76,086,745 shares of Class V-1 Common Stock, and 416,933,025 shares of Class V-3 Common Stock outstanding as of July 21, 2023. Information with respect to shares of Class A Common Stock owned beneficially after the offering assumes the sale of all of the shares of Class A Common Stock offered and no other purchases or sales of our securities.

We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such shares of Class A Common Stock.

Name of Selling Securityholder	Shares of Class A Common Stock Owned Prior to Offering	Shares of Class A Common Stock Being Offered	Shares of Class A Common Stock Owned After the Offered Shares are Sold	Percentage of Class A Common Stock Owned After the Offered Shares are Sold
Alice C. Panitz Residuary Trust(1)	25,000	25,000	—	—
Alona Florenz(2)	20,000	20,000	—	—
Andrew Connell(3)	10,000	10,000	—	—
Anthony Sattler(4)	10,000	10,000	—	—
Audrey Exempt Trust, u/a dated January 29, 2015(5)	409,310	409,310	—	—
Benton Family Partners, LLC(6)	500,000	500,000	—	—
BlackRock, Inc.(7)	296,516	296,516	—	—
Bryan Granger(8)	35,000	35,000	—	—
Charles F. Kane(9)	829,353	829,353	—	—
Christine Curtis(10)	10,000	10,000	—	—
Corey Dufresne(11)	972,412	972,412	—	—
Daniel Fudger(12)	20,000	20,000	—	—
David A. Ladensohn Roth IRA(13)	25,000	25,000	—	—
David Hinderaker(14)	10,000	10,000	—	—
Eliza Ladensohn New Hampshire Trust(15)	5,100	5,100	—	—
Eric Winn Jr.(16)	30,000	30,000	—	—
George Dramalis(17)	465,584	465,584	—	—
George Sampas(18)	50,000	50,000	—	—
Greg Patch(19)	20,000	20,000	—	—
Gregory J. Harman(20)	12,500	12,500	—	—
Iman Abbasi(21)	101,913	101,913	—	—
Jessica Exempt Trust, u/a dated January 29, 2015(22)	409,310	409,310	—	—
Joseph P. Toce, Jr.(23)	50,000	50,000	—	—
JPT 2008 Trust(24)	25,000	25,000	—	—
Julie Drake(25)	10,000	10,000	—	—
Kevin F. McNamara(26)	50,000	50,000	—	—

Name of Selling Securityholder	Shares of Class A Common Stock Owned Prior to Offering	Shares of Class A Common Stock Being Offered	Shares of Class A Common Stock Owned After the Offered Shares are Sold	Percentage of Class A Common Stock Owned After the Offered Shares are Sold
Ladensohn Family Investments, Ltd.(27)	50,000	50,000	—	—
Mark J. McGowan(28)	15,295	15,295	—	—
Merline Saintil(29)	37,500	37,500	—	—
Michael O. Chaney and Kathleen J. Chaney(30)	10,000	10,000	—	—
Michael P. Papaleo and Yvonne M. Papaleo(31)	35,000	35,000	—	—
Miriam Ort(32)	55,000	55,000	—	—
Paige Exempt Trust, u/a dated January 29, 2015(33)	409,310	409,310	—	—
Perry Cohen(34)	4,093,238	4,093,238	—	—
Peter J. Fiore and Catherine M. Fiore(35)	50,000	50,000	—	—
Richard B. Cohen Revocable Trust(36)	3,464,582	3,464,582	—	—
RJJRP Holdings, Inc.(37)	44,367,748	44,367,748	—	—
RLF 2020 Gift Trust(38)	30,000	30,000	—	—
Robert L. Palmer(39)	347,794	347,794	—	—
Ronald Chad Gober(40)	10,000	10,000	—	—
Ronald M. Wright and Elizabeth C. Wright(41)	20,000	20,000	—	—
Sudhakar Lingineni(42)	20,000	20,000	—	—
SVF II SPAC Investment 3 (DE) LLC(43)	20,000,000	20,000,000	—	—
SVF Sponsor III (DE) LLC(44)	9,090,000	9,090,000	—	—
SVF II Strategic Investments AIV LLC(45)	17,825,312	17,825,312	—	—
The 2014 QSST F/B/O Perry Cohen(46)	12,968,460	12,968,460	—	—
The 2014 QSST F/B/O Rachel Cohen Kanter(47)	13,112,032	13,112,032	—	—
The Jill Cohen Mill Trust(48)	14,403,979	14,403,979	—	—
The Kanter Family Trust(49)	1,291,947	1,291,947	—	—
The Krasnow Family 2019 Charitable Remainder Unitrust(50)	25,000	25,000	—	—
The PLC Family Trust(51)	1,435,519	1,435,519	—	—
The RBC 2021 4 Year GRAT(52)	167,926,576	167,926,576	—	—
The RBC Millennium Trust(53)	153,647,127	153,647,127	—	—
The Tanaka Growth Fund(54)	47,500	47,500	—	—
The Todd and Deborah Krasnow Charitable Remainder Unitrust(55)	25,000	25,000	—	—
Thomas Ernst(56)	1,025,138	1,025,138	—	—
Todd Krasnow(57)	1,207,507	1,207,507	—	—
Walmart Inc.(58)	76,350,823	76,350,823	—	—
William M. Boyd III(59)	766,212	766,212	—	—

(1)

Securities offered hereby consist of 25,000 shares of Class A Common Stock held by Alice C. Panitz Residuary Trust. Claudia Ladensohn, as trustee of Alice C. Panitz Residuary Trust, may be deemed to have voting and investment control with respect to the shares held by Alice C. Panitz Residuary Trust, and therefore may be deemed to be the beneficial owner of such shares. However, Ms. Ladensohn disclaims beneficial ownership of such securities. Ms. Ladensohn’s spouse, David A. Ladensohn, is a long-time friend of Richard B. Cohen, who serves as the Chairman of the Board of Directors, President and Chief Product Officer of the Company. The business address of Alice C. Panitz Residuary Trust is c/o Symbotic, 200 Research Drive, Wilmington, MA 01887.

(2)

Securities offered hereby consist of 20,000 shares of Class A Common Stock held by Alona Florenz. Alona Florenz may be deemed to be an affiliate of the Company by virtue of her employment as Senior Vice President, Corporate Development and Financial Planning & Analysis with C&S Wholesale Grocers, which may be considered an affiliate of the Company as the same individual, certain family members and certain affiliated entities and trusts of the individual and his family members control both entities. The business address of Ms. Florenz is c/o C&S Wholesale Grocers, 7 Corporate Drive, Keene, NH 03431.

(3)

Securities offered hereby consist of 10,000 shares of Class A Common Stock held by Andrew Connell. Andrew Connell may be deemed to be an affiliate of the Company by virtue of his employment as Senior Vice President, Center Store Procurement with C&S Wholesale Grocers, which may be considered an affiliate of the Company as the same individual, certain family members and certain affiliated entities and trusts of the individual and his family members control both entities. The business address of Mr. Connell is c/o C&S Wholesale Grocers, 7 Corporate Drive, Keene, NH 03431.

(4)

Securities offered hereby consist of 10,000 shares of Class A Common Stock held by Anthony Sattler. Anthony Sattler may be deemed to be an affiliate of the Company by virtue of his employment as Senior President, Fresh Procurement and Merchandising with C&S Wholesale Grocers, which may be considered an affiliate of the Company as the same individual, certain family members and certain affiliated entities and trusts of the individual and his family members control both entities. The business address of Mr. Sattler is c/o C&S Wholesale Grocers, 7 Corporate Drive, Keene, NH 03431.

(5)

Securities offered hereby consist of 409,310 shares of Class V-1 common stock held by Audrey Exempt Trust, u/a dated January 29, 2015. Sandra Ford, as trustee of Audrey Exempt Trust, u/a dated January 29, 2015, may be deemed to have voting and investment control with respect to the shares held by Audrey Exempt Trust, u/a dated January 29, 2015, and therefore may be deemed to be the beneficial owner of such shares. However, Ms. Ford disclaims beneficial ownership of such securities. Ms. Ford’s spouse, Rollin Ford, is a director of the Company. Shares of Class V-1 common stock are convertible on a one-for-one basis into shares of Class A Common Stock of the Issuer at the election of the holder and upon the redemption of an equal number of New Symbotic Holdings Common Units (as described in Description of Capital Stock—Class V-1 Common Stock and Class V-3 Common Stock herein). The business address of Audrey Exempt Trust, u/a dated January 29, 2015 is c/o Symbotic, 200 Research Drive, Wilmington, MA 01887.

(6)

Securities offered hereby consist of 500,000 shares of Class A Common Stock held by Benton Family Partners, LLC. Daniel Benton, as General Manager of Benton Family Partners, LLC, may be deemed to have voting and investment control with respect to the shares held by Benton Family Partners, LLC, and therefore may be deemed to be the beneficial owner of such shares. The business address of Benton Family Partners, LLC is 96 Upper Hook Road, Katonah, NY 10536.

(7)

Securities offered hereby consist of 296,516 shares of Class A Common Stock held by the following funds and accounts under management by subsidiaries of BlackRock, Inc.: BGF Fixed Income Global Opportunities Fund; BlackRock Capital Allocation Trust; BlackRock ESG Capital Allocation Trust; BlackRock Global Allocation Collective Fund; BlackRock Global Allocation Fund, Inc.; BlackRock Global Allocation Portfolio of BlackRock Series Fund, Inc.; BlackRock Global Allocation V.I. Fund of BlackRock Variable Series Funds, Inc.; BlackRock Global Funds – Global Allocation Fund; BlackRock Global Long/Short Credit Fund of BlackRock Funds IV; BlackRock Investment Management (Australia) Limited as responsible entity of the BlackRock Global Allocation Fund (Aust); and BlackRock Strategic Income Opportunities Portfolio of BlackRock Funds V. BlackRock, Inc. is the ultimate parent holding company of such subsidiaries. On behalf of such subsidiaries, the applicable portfolio managers, as managing directors

(or in other capacities) of such entities, and/or the applicable investment committee members of such funds and accounts, have voting and investment power over the shares held by the funds and accounts which are the registered holders of the referenced shares. Such portfolio managers and/or investment committee members expressly disclaim beneficial ownership of all shares held by such funds and accounts. The address of such funds and accounts, such subsidiaries and such portfolio managers and/or investment committee members is 55 East 52nd Street, New York, NY 10055. Shares shown include only the securities being registered for resale and may not incorporate all shares deemed to be beneficially held by the registered holders or BlackRock, Inc.
(8)

Securities offered hereby consist of 35,000 shares of Class A Common Stock held by Bryan Granger. Bryan Granger may be deemed to be an affiliate of the Company by virtue of his employment as Senior Vice President, Operations Law and Compliance with C&S Wholesale Grocers, which may be considered an affiliate of the Company as the same individual, certain family members and certain affiliated entities and trusts of the individual and his family members control both entities. The business address of Mr. Granger is c/o C&S Wholesale Grocers, 7 Corporate Drive, Keene, NH 03431.

(9)

Securities offered hereby consist of 65,000 shares of Class A Common Stock and 764,353 shares of Class V-1 common stock held by Charles F. Kane. Shares of Class V-1 common stock are convertible on a one-for-one basis into shares of Class A Common Stock of the Issuer at the election of the holder and upon the redemption of an equal number of New Symbotic Holdings Common Units (as described in Description of Capital Stock—Class V-1 Common Stock and Class V-3 Common Stock herein). Charles F. Kane is a current director of the Company. The business address of Mr. Kane is c/o Symbotic, 200 Research Drive, Wilmington, MA 01887.

(10)

Securities offered hereby consist of 10,000 shares of Class A Common Stock held by Christine Curtis. Christine Curtis may be deemed to be an affiliate of the Company by virtue of her employment as Senior Vice President and General Manager, Commercial with C&S Wholesale Grocers, which may be considered an affiliate of the Company as the same individual, certain family members and certain affiliated entities and trusts of the individual and his family members control both entities. The business address of Ms. Curtis is c/o C&S Wholesale Grocers, 7 Corporate Drive, Keene, NH 03431.

(11)

Securities offered hereby consist of 397 shares of Class A Common Stock and 972,015 shares of Class V-1 common stock held by Corey Dufresne. Shares of Class V-1 common stock are convertible on a one-for-one basis into shares of Class A Common Stock of the Issuer at the election of the holder and upon the redemption of an equal number of New Symbotic Holdings Common Units (as described in Description of Capital Stock—Class V-1 Common Stock and Class V-3 Common Stock herein). Corey Dufresne is the current Vice President, General Counsel and Secretary of the Company. The business address of Mr. Dufresne is c/o Symbotic, 200 Research Drive, Wilmington, MA 01887.

(12)

Securities offered hereby consist of 20,000 shares of Class A Common Stock held by Daniel Fudger. Daniel Fudger may be deemed to be an affiliate of the Company by virtue of his employment as Senior Vice President Merchandising, Supply Chain & Trade Relations with C&S Wholesale Grocers, which may be considered an affiliate of the Company as the same individual, certain family members and certain affiliated entities and trusts of the individual and his family members control both entities. The business address of Mr. Fudger is c/o C&S Wholesale Grocers, 7 Corporate Drive, Keene, NH 03431.

(13)

Securities offered hereby consist of 25,000 shares of Class A Common Stock held by David A. Ladensohn Roth IRA. David A. Ladensohn may be deemed to have voting and investment control with respect to the shares held by David A. Ladensohn Roth IRA, and therefore may be deemed to be the beneficial owner of such shares. However, Mr. Ladensohn disclaims beneficial ownership of such securities. Mr. Ladensohn is a long-time friend of Richard B. Cohen, who serves as the Chairman of the Board of Directors, President and Chief Product Officer of the Company. The business address of David A. Ladensohn Roth IRA is c/o Symbotic, 200 Research Drive, Wilmington, MA 01887.

(14)

Securities offered hereby consist of 10,000 shares of Class A Common Stock held by David Hinderaker. David Hinderaker may be deemed to be an affiliate of the Company by virtue of his employment as General Manager of Grocers Supply with C&S Wholesale Grocers, which may be considered an affiliate of the Company as the same individual, certain family members and certain affiliated entities and trusts of the individual and his family members control both entities. The business address of Mr. Hinderaker is c/o C&S Wholesale Grocers, 7 Corporate Drive, Keene, NH 03431.
(15)

Securities offered hereby consist of 5,100 shares of Class A Common Stock held by Eliza Ladensohn New Hampshire Trust. David A. Ladensohn, as trustee of Eliza Ladensohn New Hampshire Trust, may be deemed to have voting and investment control with respect to the shares held by Eliza Ladensohn New Hampshire Trust, and therefore may be deemed to be the beneficial owner of such shares. However, Mr. Ladensohn disclaims beneficial ownership of such securities. Mr. Ladensohn is a long-time friend of Richard B. Cohen, who serves as the Chairman of the Board of Directors, President and Chief Product Officer of the Company. The business address of Eliza Ladensohn New Hampshire Trust is c/o Symbotic, 200 Research Drive, Wilmington, MA 01887.

(16)

Securities offered hereby consist of 30,000 shares of Class A Common Stock held by Eric Winn Jr. Eric Winn Jr. may be deemed to be an affiliate of the Company by virtue of his employment as Chief Operating Officer with C&S Wholesale Grocers, which may be considered an affiliate of the Company as the same individual, certain family members and certain affiliated entities and trusts of the individual and his family members control both entities. The business address of Mr. Winn Jr. is c/o C&S Wholesale Grocers, 7 Corporate Drive, Keene, NH 03431.

(17)

Securities offered hereby consist of 1,231 shares of Class A Common Stock and 464,353 shares of Class V-1 common stock held by George Dramalis. Shares of Class V-1 common stock are convertible on a one-for-one basis into shares of Class A Common Stock of the Issuer at the election of the holder and upon the redemption of an equal number of New Symbotic Holdings Common Units (as described in Description of Capital Stock—Class V-1 Common Stock and Class V-3 Common Stock herein). George Dramalis is the current Chief Technology Officer of the Company. The business address of Mr. Dramalis is c/o Symbotic, 200 Research Drive, Wilmington, MA 01887.

(18)

Securities offered hereby consist of 50,000 shares of Class A Common Stock held by George Sampas. Mr. Sampas is a partner at Sullivan & Cromwell LLP, which provides legal services to the Company. The business address of Mr. Sampas is c/o Sullivan & Cromwell LLP, 125 Broad Street, New York, NY 10004.

(19)

Securities offered hereby consist of 20,000 shares of Class A Common Stock held by Greg Patch. Greg Patch may be deemed to be an affiliate of the Company by virtue of his employment as Senior Vice President, Operations with C&S Wholesale Grocers, which may be considered an affiliate of the Company as the same individual, certain family members and certain affiliated entities and trusts of the individual and his family members control both entities. The business address of Mr. Patch is c/o C&S Wholesale Grocers, 7 Corporate Drive, Keene, NH 03431.

(20)

Securities offered hereby consist of 12,500 shares of Class A Common Stock held by Gregory J. Harman. Gregory J. Harman may be deemed to be an affiliate of the Company by virtue of his employment as SVP, Operations with C&S Wholesale Grocers, which may be considered an affiliate of the Company as the same individual, certain family members and certain affiliated entities and trusts of the individual and his family members control both entities. The business address of Mr. Harman is c/o C&S Wholesale Grocers, 7 Corporate Drive, Keene, NH 03431.

(21)

Securities offered hereby consist of 101,913 shares of Class V-1 common stock held by Iman Abbasi. Shares of Class V-1 common stock are convertible on a one-for-one basis into shares of Class A Common Stock of the Issuer at the election of the holder and upon the redemption of an equal number of New Symbotic Holdings Common Units (as described in Description of Capital Stock—Class V-1 Common Stock and Class V-3 Common Stock herein). Ms. Abbasi was previously the Chief Human Resources Officer of Symbotic LLC. The business address of Ms. Abbasi is c/o Symbotic, 200 Research Drive, Wilmington, MA 01887.

(22)

Securities offered hereby consist of 409,310 shares of Class V-1 common stock held by Jessica Exempt Trust, u/a dated January 29, 2015. Sandra Ford, as trustee of Jessica Exempt Trust, u/a dated January 29, 2015, may be deemed to have voting and investment control with respect to the shares held by Jessica Exempt Trust, u/a dated January 29, 2015, and therefore may be deemed to be the beneficial owner of such shares. However, Ms. Ford disclaims beneficial ownership of such securities. Ms. Ford’s spouse, Rollin Ford, is a director of the Company. Shares of Class V-1 common stock are convertible on a one-for-one basis into shares of Class A Common Stock of the Issuer at the election of the holder and upon the redemption of an equal number of New Symbotic Holdings Common Units (as described in Description of Capital Stock—Class V-1 Common Stock and Class V-3 Common Stock herein). The business address of Jessica Exempt Trust, u/a dated January 29, 2015 is c/o Symbotic, 200 Research Drive, Wilmington, MA 01887.
(23)

Securities offered hereby consist of 50,000 shares of Class A Common Stock held by Joseph P. Toce, Jr. Mr. Toce is an employee of Andersen Tax LLC, which provides accounting and tax consulting services to the Company. The business address of Mr. Toce, Jr. is c/o Andersen Tax LLC, 1700 East Putnam Avenue, Suite 408, Old Greenwich, CT 06870.

(24)

Securities offered hereby consist of 25,000 shares of Class A Common Stock held by JPT 2008 Trust. Caroline Toce, as trustee of JPT 2008 Trust, may be deemed to have voting and investment control with respect to the shares held by JPT 2008 Trust, and therefore may be deemed to be the beneficial owner of such shares. However, Ms. Toce disclaims beneficial ownership of such securities. The business address of JPT 2008 Trust is c/o Andersen Tax LLC, 1700 East Putnam Avenue, Suite 408, Old Greenwich, CT 06870.

(25)

Securities offered hereby consist of 10,000 shares of Class A Common Stock held by Julie Drake. Julie Drake may be deemed to be an affiliate of the Company by virtue of her employment as Vice President, Assistant Treasurer with C&S Wholesale Grocers, which may be considered an affiliate of the Company as the same individual, certain family members and certain affiliated entities and trusts of the individual and his family members control both entities. The business address of Ms. Drake is c/o C&S Wholesale Grocers, 7 Corporate Drive, Keene, NH 03431.

(26)

Securities offered hereby consist of 50,000 shares of Class A Common Stock held by Kevin F. McNamara. Kevin F. McNamara may be deemed to be an affiliate of the Company by virtue of his employment as Chief Financial Officer with C&S Wholesale Grocers, which may be considered an affiliate of the Company as the same individual, certain family members and certain affiliated entities and trusts of the individual and his family members control both entities. The business address of Mr. McNamara is c/o C&S Wholesale Grocers, 7 Corporate Drive, Keene, NH 03431.

(27)

Securities offered hereby consist of 50,000 shares of Class A Common Stock held by Ladensohn Family Investments, Ltd. David A. Ladensohn, as a general partner of Ladensohn Family Investments, Ltd., may be deemed to have shared voting and investment control with respect to the shares held by Ladensohn Family Investments, Ltd., and therefore may be deemed to be the beneficial owner of such shares. However, Mr. Ladensohn disclaims beneficial ownership of such securities. Mr. Ladensohn is a long-time friend of Richard B. Cohen, who serves as the Chairman of the Board of Directors, President and Chief Product Officer of the Company. The business address of Ladensohn Family Investments, Ltd. is c/o Symbotic, 200 Research Drive, Wilmington, MA 01887.

(28)

Securities offered hereby consist of 15,295 shares of Class A Common Stock held by Mark J. McGowan. Mark J. McGowan may be deemed to be an affiliate of the Company by virtue of his employment as Senior Vice President, Retail with C&S Wholesale Grocers, which may be considered an affiliate of the Company as the same individual, certain family members and certain affiliated entities and trusts of the individual and his family members control both entities. The business address of Mr. McGowan is c/o C&S Wholesale Grocers, 7 Corporate Drive, Keene, NH 03431.

(29)

Securities offered hereby consist of 37,500 shares of Class A Common Stock held by Merline Saintil. Merline Saintil is a current director of the Company. The business address of Ms. Saintil is c/o Symbotic, 200 Research Drive, Wilmington, MA 01887.

(30)

Securities offered hereby consist of 10,000 shares of Class A Common Stock held by Michael O. Chaney and Kathleen J. Chaney. Michael O. Chaney and Kathleen J. Chaney own the securities offered hereby as joint tenants with a right of survivorship. The business address of Mr. and Ms. Chaney is 9897 Sen James Ct, Cincinnati, OH 45241.

(31)

Securities offered hereby consist of 35,000 shares of Class A Common Stock held by Michael P. Papaleo and Yvonne M. Papaleo. Michael P. Papaleo and Yvonne M. Papaleo own the securities offered hereby as joint tenants with a right of survivorship. Michael P. Papaleo may be deemed to be an affiliate of the Company by virtue of his employment as Executive Vice President and Chief Procurement Officer with C&S Wholesale Grocers, which may be considered an affiliate of the Company as the same individual, certain family members and certain affiliated entities and trusts of the individual and his family members control both entities. The business address of Mr. and Ms. Papaleo is c/o C&S Wholesale Grocers, 7 Corporate Drive, Keene, NH 03431.
(32)

Securities offered hereby consist of 55,000 shares of Class A Common Stock held by Miriam Ort. Miriam Ort may be deemed to be an affiliate of the Company by virtue of her employment as Chief Human Resources Officer with C&S Wholesale Grocers, which may be considered an affiliate of the Company as the same individual, certain family members and certain affiliated entities and trusts of the individual and his family members control both entities. The business address of Ms. Ort is c/o C&S Wholesale Grocers, 7 Corporate Drive, Keene, NH 03431.

(33)

Securities offered hereby consist of 409,310 shares of Class V-1 common stock held by Paige Exempt Trust, u/a dated January 29, 2015. Sandra Ford, as trustee of Paige Exempt Trust, u/a dated January 29, 2015, may be deemed to have voting and investment control with respect to the shares held by Paige Exempt Trust, u/a dated January 29, 2015, and therefore may be deemed to be the beneficial owner of such shares. However, Ms. Ford disclaims beneficial ownership of such securities. Ms. Ford’s spouse, Rollin Ford, is a director of the Company. Shares of Class V-1 common stock are convertible on a one-for-one basis into shares of Class A Common Stock of the Issuer at the election of the holder and upon the redemption of an equal number of New Symbotic Holdings Common Units (as described in Description of Capital Stock—Class V-1 Common Stock and Class V-3 Common Stock herein). The business address of Paige Exempt Trust, u/a dated January 29, 2015 is c/o Symbotic, 200 Research Drive, Wilmington, MA 01887.

(34)

Securities offered hereby consist of 3,938,126 shares of Class V-3 common stock and 155,112 shares of Class V-1 common stock held by Perry Cohen. Shares of Class V-3 common stock and Class V-1 common stock are convertible on a one-for-one basis into shares of Class A Common Stock of Symbotic at the election of the holder and upon the redemption of an equal number of New Symbotic Holdings Common Units (as described in Description of Capital Stock—Class V-1 Common Stock and Class V-3 Common Stock herein). Perry Cohen is the son of Richard B. Cohen, who serves as the Chairman of the Board of Directors, President and Chief Product Officer of the Company. The business address of Mr. Cohen is c/o Symbotic, 200 Research Drive, Wilmington, MA 01887.

(35)

Securities offered hereby consist of 50,000 shares of Class A Common Stock held by Peter J. Fiore and Catherine M. Fiore. Peter J. Fiore and Catherine M. Fiore own the securities offered hereby as joint tenants with a right of survivorship. Peter J. Fiore may be deemed to be an affiliate of the Company by virtue of his employment as Supply Chain Strategic Advisor with C&S Wholesale Grocers, which may be considered an affiliate of the Company as the same individual, certain family members and certain affiliated entities and trusts of the individual and his family members control both entities. The business address of Mr. and Ms. Fiore is c/o C&S Wholesale Grocers, 7 Corporate Drive, Keene, NH 03431.

(36)

Securities offered hereby consist of 3,464,582 shares of Class V-3 common stock held by Richard B. Cohen Revocable Trust. Richard B. Cohen, as trustee of Richard B. Cohen Revocable Trust, may be deemed to have voting and investment control with respect to the shares held by Richard B. Cohen Revocable Trust, and therefore may be deemed to be the beneficial owner of such shares. However, Mr. Cohen disclaims beneficial ownership of such securities. Shares of Class V-3 common stock and Class V-1 common stock are convertible on a one-for-one basis into shares of Class A Common Stock of the Issuer at the election of the holder and upon the redemption of an equal number of New Symbotic Holdings Common Units (as described in Description of Capital Stock—Class V-1 Common Stock and Class V-3 Common Stock herein). Richard B. Cohen is the current Chairman, President and Chief Product Officer of the Company. The business address of Richard B. Cohen Revocable Trust is c/o Symbotic, 200 Research Drive, Wilmington, MA 01887.

(37)

Securities offered hereby consist of 41,549,600 shares of Class V-3 common stock and 2,818,148 shares of Class V-1 common stock held by RJJRP Holdings, Inc. Richard B. Cohen, as President and Chief Executive Officer of RJJRP Holdings, Inc., may be deemed to have voting and investment control with respect to the shares held by RJJRP Holdings, Inc., and therefore may be deemed to be the beneficial owner of such shares. However, Mr. Cohen disclaims beneficial ownership of such securities. Shares of Class V-3 common stock and Class V-1 common stock are each convertible on a one-for-one basis into shares of Class A Common Stock of the Issuer at the election of the holder and upon the redemption of an equal number of New Symbotic Holdings Common Units (as described in Description of Capital Stock—

Class V-1 Common Stock and Class V-3 Common Stock herein). Richard B. Cohen is the current Chairman, President and Chief Product Officer of the Company. The business address of RJJRP Holdings, Inc. is c/o Symbotic, 200 Research Drive, Wilmington, MA 01887.
(38)

Securities offered hereby consist of 30,000 shares of Class A Common Stock held by RLF 2020 Gift Trust. Sandra Ford, as trustee of RLF 2020 Gift Trust, may be deemed to have voting and investment control with respect to the shares held by RLF 2020 Gift Trust, and therefore may be deemed to be the beneficial owner of such shares. However, Ms. Ford disclaims beneficial ownership of such securities. Ms. Ford’s spouse, Rollin Ford, is a director of the Company. The business address of RLF 2020 Gift Trust is c/o Symbotic, 200 Research Drive, Wilmington, MA 01887.

(39)

Securities offered hereby consist of 25,000 shares of Class A common stock and 322,794 shares of Class V-1 common stock that are held by Robert L. Palmer. Shares of Class V-1 common stock are convertible on a one-for-one basis into shares of Class A Common Stock of the Issuer at the election of the holder and upon the redemption of an equal number of New Symbotic Holdings Common Units (as described in Description of Capital Stock—Class V-1 Common Stock and Class V-3 Common Stock herein). Robert L. Palmer may be deemed to be an affiliate of the Company by virtue of his employment as Chief Executive Officer with C&S Wholesale Grocers, which may be considered an affiliate of the Company as the same individual, certain family members and certain affiliated entities and trusts of the individual and his family members control both entities. The business address of Mr. Palmer is c/o C&S Wholesale Grocers, 7 Corporate Drive, Keene, NH 03431.

(40)

Securities offered hereby consist of 10,000 shares of Class A Common Stock held by Ronald Chad Gober. Ronald Chad Gober may be deemed to be an affiliate of the Company by virtue of his employment as Senior Vice President, Commercial Finance with C&S Wholesale Grocers, which may be considered an affiliate of the Company as the same individual, certain family members and certain affiliated entities and trusts of the individual and his family members control both entities. The business address of Mr. Gober is c/o C&S Wholesale Grocers, 7 Corporate Drive, Keene, NH 03431.

(41)

Securities offered hereby consist of 20,000 shares of Class A Common Stock held by Ronald M. Wright and Elizabeth C. Wright. Ronald M. Wright and Elizabeth C. Wright own the securities offered hereby as joint tenants with a right of survivorship. Ronald M. Wright may be deemed to be an affiliate of the Company by virtue of his employment as Senior Vice President, Logistics with C&S Wholesale Grocers, which may be considered an affiliate of the Company as the same individual, certain family members and certain affiliated entities and trusts of the individual and his family members control both entities. The business address of Mr. and Ms. Wright is c/o C&S Wholesale Grocers, 7 Corporate Drive, Keene, NH 03431.

(42)

Securities offered hereby consist of 20,000 shares of Class A Common Stock held by Sudhakar Lingineni. Sudhakar Lingineni may be deemed to be an affiliate of the Company by virtue of his employment as Chief Information Officer with C&S Wholesale Grocers, which may be considered an affiliate of the Company as the same individual, certain family members and certain affiliated entities and trusts of the individual and his family members control both entities. The business address of Mr. Lingineni is c/o C&S Wholesale Grocers, 7 Corporate Drive, Keene, NH 03431.

(43)

Securities offered hereby consist of 20,000,000 shares of Class A Common Stock held by SVF II SPAC Investment 3 (DE) LLC (“SVF II”). SVF II, the Forward Purchase Investor under the Forward Purchase Agreement, is a wholly-owned subsidiary of SVF II Holdings (DE) LLC. SoftBank Vision Fund II-2 L.P. is the managing member of SVF II Aggregator (Jersey) L.P., which is the sole member of SVF II Holdings (DE) LLC, which is the sole member of SVF II. SB Global Advisers Limited (“SBGA”) has been appointed as manager and is responsible for making all decisions related to the acquisition, structuring, financing and disposal of SoftBank Vision Fund II-2 L.P.’s investments, including as held by SVF II. Spencer Collins, Rajeev Misra, and Neil Hadley are the directors of SBGA. As a result of these relationships, each of these entities and individuals may be deemed to share beneficial ownership of the securities held of record by SVF II. Each of them disclaims any such beneficial ownership. The registered address for each of SVF II and SVF II Holdings (DE) LLC is c/o Corporation Service Company, 251 Little Falls Drive, Wilmington, DE 19808. The registered address of SoftBank Vision Fund II-2 L.P. and SVF II Aggregator (Jersey) L.P. is c/o Crestbridge Limited, 47 Esplanade, St. Helier, Jersey, JE1 0BD. The business address of SB Global Advisers Limited is 69 Grosvenor Street, London W1K 3JP, England, United Kingdom.

(44)

Securities offered hereby consist of 9,090,000 shares of Class A Common Stock held by SVF Sponsor III (DE) LLC, the Sponsor. The Sponsor is a wholly-owned subsidiary of SB Investment Advisers (US) Inc. (“SBIA US”). SBIA US is a Delaware corporation and an investment adviser registered with the SEC under the Investment Advisers Act of 1940, as amended. Sponsor is exclusively responsible for making all decisions related to the acquisition, structuring, financing and disposal of Sponsor’s investments. Voting and investment determinations with respect to securities held of record by Sponsor are made by the board of directors of Sponsor, which consists of Daniel Elefant and Jonathan Duckles. Accordingly, each of the foregoing entities and individuals may be deemed to share beneficial ownership of the securities held of record by Sponsor. Each of them disclaims any such beneficial ownership. The registered address of Sponsor is c/o Corporation Service Company, 251 Little Falls Drive, Wilmington, DE 19808. The business address for SBIA US is 1 Circle Star Way, San Carlos, California 94070.

(45)

Securities offered hereby consist of 17,825,312 shares of Class A Common Stock held by SVF II Strategic Investments AIV LLC (“SSI AIV”). SSI AIV is a wholly owned subsidiary of SoftBank Group Corp. (“SoftBank”). As a result of this relationship, SoftBank could be deemed to share beneficial ownership of the securities held of record by SSI AIV. SoftBank disclaims any such beneficial ownership. The business address of SSI AIV is 300 El Camino Real, Menlo Park, CA 94025.

(46)

Securities offered hereby consist of 12,477,024 shares of Class V-3 common stock and 491,436 shares of Class V-1 common stock held by The 2014 QSST F/B/O Perry Cohen. David A. Ladensohn, as trustee of The 2014 QSST F/B/O Perry Cohen, may be deemed to have voting and investment control with respect to the shares held by The 2014 QSST F/B/O Perry Cohen, and therefore may be deemed to be the beneficial owner of such shares. However, Mr. Ladensohn disclaims beneficial ownership of such securities. Mr. Ladensohn is a long-time friend of Richard B. Cohen, who serves as the Chairman of the Board of Directors, President and Chief Product Officer of the Company. Shares of Class V-3 common stock and Class V-1 common stock are each convertible on a one-for-one basis into shares of Class A Common Stock of the Issuer at the election of the holder and upon the redemption of an equal number of New Symbotic Holdings Common Units (as described in Description of Capital Stock—Class V-1 Common Stock and Class V-3 Common Stock herein). The business address of The 2014 QSST F/B/O Perry Cohen is c/o Symbotic, 200 Research Drive, Wilmington, MA 01887.

(47)

Securities offered hereby consist of 12,615,154 shares of Class V-3 common stock and 496,878 shares of Class V-1 common stock held by The 2014 QSST F/B/O Rachel Cohen Kanter. David A. Ladensohn, as trustee of The 2014 QSST F/B/O Rachel Cohen Kanter, may be deemed to have voting and investment control with respect to the shares held by The 2014 QSST F/B/O Rachel Cohen Kanter, and therefore may be deemed to be the beneficial owner of such shares. However, Mr. Ladensohn disclaims beneficial ownership of such securities. Mr. Ladensohn is a long-time friend of Richard B. Cohen, who serves as the Chairman of the Board of Directors, President and Chief Product Officer of the Company. Shares of Class V-3 common stock and Class V-1 common stock are each convertible on a one-for-one basis into shares of Class A Common Stock of the Issuer at the election of the holder and upon the redemption of an equal number of New Symbotic Holdings Common Units (as described in Description of Capital Stock—Class V-1 Common Stock and Class V-3 Common Stock herein). The business address of The 2014 QSST F/B/O Rachel Cohen Kanter is c/o Symbotic, 200 Research Drive, Wilmington, MA 01887.

(48)

Securities offered hereby consist of 13,858,144 shares of Class V-3 common stock and 545,835 shares of Class V-1 common stock held by The Jill Cohen Mill Trust. David A. Ladensohn and Janet L. Cohen, as co-trustees of The Jill Cohen Mill Trust, may be deemed to have shared voting and investment control with respect to the shares held by The Jill Cohen Mill Trust, and therefore may be deemed to be the beneficial owners of such shares. However, Mr. Ladensohn and Ms. Cohen each disclaim beneficial ownership of such securities. Mr. Ladensohn is a long-time friend of Richard B. Cohen, who serves as the Chairman of the Board of Directors, President and Chief Product Officer of the Company. Ms. Cohen is the spouse of Richard B. Cohen, who serves as the Chairman of the Board of Directors, President and Chief Product Officer of the Company. Shares of Class V-3 common stock and Class V-1 common stock are each convertible on a one-for-one basis into shares of Class A Common Stock of the Issuer at the election of the holder and upon the redemption of an equal number of New Symbotic Holdings Common Units (as described in Description of Capital Stock—Class V-1 Common Stock and Class V-3 Common Stock herein).

The business address of The Jill Cohen Mill Trust is c/o Symbotic, 200 Research Drive, Wilmington, MA 01887.
(49)

Securities offered hereby consist of 1,242,990 shares of Class V-3 common stock and 48,957 shares of Class V-1 common stock held by The Kanter Family Trust. Joseph P. Toce and Daniel Kanter, as co-trustees of The Kanter Family Trust, may be deemed to have shared voting and investment control with respect to the shares held by The Kanter Family Trust, and therefore may be deemed to be the beneficial owner of such shares. However, Mr. Toce and Mr. Kanter each disclaim beneficial ownership of such securities. Mr. Toce is an employee of Andersen Tax LLC, which provides accounting and tax consulting services to the Company. Shares of Class V-3 common stock and Class V-1 common stock are each convertible on a one-for-one basis into shares of Class A Common Stock of the Issuer at the election of the holder and upon the redemption of an equal number of New Symbotic Holdings Common Units (as described in Description of Capital Stock—Class V-1 Common Stock and Class V-3 Common Stock herein). The business address of The Kanter Family Trust is c/o Symbotic, 200 Research Drive, Wilmington, MA 01887.

(50)

Securities offered hereby consist of 25,000 shares of Class A common held by The Krasnow Family 2019 Charitable Remainder Unitrust. Todd Krasnow, as trustee of The Krasnow Family 2019 Charitable Remainder Unitrust, may be deemed to have voting and investment control with respect to the shares held by The Krasnow Family 2019 Charitable Remainder Unitrust, and therefore may be deemed to be the beneficial owner of such shares. However, Mr. Krasnow disclaims beneficial ownership of such securities. Todd Krasnow is a current director of the Company. The business address of The Krasnow Family 2019 Charitable Remainder Unitrust is c/o Symbotic, 200 Research Drive, Wilmington, MA 01887.

(51)

Securities offered hereby consist of 1,381,120 shares of Class V-3 common stock and 54,399 shares of Class V-1 common stock held by The PLC Family Trust. Joseph P. Toce and Adam Levy, as co-trustees of The PLC Family Trust, may be deemed to have shared voting and investment control with respect to the shares held by The PLC Family Trust, and therefore may be deemed to be the beneficial owners of such shares. However, Mr. Toce and Mr. Levy each disclaim beneficial ownership of such securities. Shares of Class V-3 common stock and Class V-1 common stock are convertible on a one-for-one basis into shares of Class A Common Stock of the Issuer at the election of the holder and upon the redemption of an equal number of New Symbotic Holdings Common Units (as described in Description of Capital Stock—Class V-1 Common Stock and Class V-3 Common Stock herein). The business address of The PLC Family Trust is c/o Symbotic, 200 Research Drive, Wilmington, MA 01887.

(52)

Securities offered hereby consist of 163,355,074 shares of Class V-3 common stock and 4,571,502 shares of Class V-1 common stock held by The RBC 2021 4 Year GRAT. Richard B. Cohen, as trustee of The RBC 2021 4 Year GRAT, may be deemed to have voting and investment control with respect to the shares held by The RBC 2021 4 Year GRAT, and therefore may be deemed to be the beneficial owner of such shares. However, Mr. Cohen disclaims beneficial ownership of such securities. Mr. Cohen serves as the Chairman of the Board of Directors, President and Chief Product Officer of the Company. Shares of Class V-3 common stock and Class V-1 common stock are each convertible on a one-for-one basis into shares of Class A Common Stock of the Issuer at the election of the holder and upon the redemption of an equal number of New Symbotic Holdings Common Units (as described in Description of Capital Stock—Class V-1 Common Stock and Class V-3 Common Stock herein). The business address of The RBC 2021 4 Year GRAT is c/o Symbotic, 200 Research Drive, Wilmington, MA 01887.

(53)

Securities offered hereby consist of 153,647,127 shares of Class V-3 common stock held by The RBC Millennium Trust. David A. Ladensohn and Janet L. Cohen, as co-trustees of The RBC Millennium Trust, may be deemed to have shared voting and investment control with respect to the shares held by The RBC Millennium Trust, and therefore may be deemed to be the beneficial owner of such shares. However, Mr. Ladensohn and Ms. Cohen each disclaim beneficial ownership of such securities. Mr. Ladensohn is a long-time friend of Richard B. Cohen, who serves as the Chairman of the Board of Directors, President and Chief Product Officer of the Company. Ms. Cohen is the spouse of Richard B. Cohen, who serves as the Chairman of the Board of Directors, President and Chief Product Officer of the Company. Shares of Class V-3 common stock and Class V-1 common stock are each convertible on a one-for-one basis into shares of Class A Common Stock of the Issuer at the election of the holder and upon the redemption of an equal number of New Symbotic Holdings Common Units (as described in Description of Capital Stock—Class V-1 Common Stock and Class V-3 Common Stock herein). The business address of The RBC Millennium Trust is c/o Symbotic, 200 Research Drive, Wilmington, MA 01887.
(54)

Securities offered hereby consist of 47,500 shares of Class A Common Stock held by The Tanaka Growth Fund. Graham Tanaka, as President of Tanaka Growth Fund, may be deemed to have voting and investment control with respect to the shares held by Tanaka Growth Fund, and therefore may be deemed to be the beneficial owner of such shares. The business address of Tanaka Growth Fund is 60 East 42nd Street Suite 4000, New York, NY 10165.

(55)

Securities offered hereby consist of 25,000 shares of Class A Common Stock held by The Todd and Deborah Krasnow Charitable Remainder Unitrust. Todd Krasnow, as trustee of The Todd and Deborah Krasnow Charitable Remainder Unitrust, may be deemed to have voting and investment control with respect to the shares held by The Todd and Deborah Krasnow Charitable Remainder Unitrust, and therefore may be deemed to be the beneficial owner of such shares. Todd Krasnow is a current director of the Company. However, Mr. Krasnow disclaims beneficial ownership of such securities. The business address of The Todd and Deborah Krasnow Charitable Remainder Unitrust is c/o Symbotic, 200 Research Drive, Wilmington, MA 01887.

(56)

Securities offered hereby consist of 1,859 shares of Class A common stock and 1,023,279 shares of Class V-1 common stock held by Thomas Ernst. Shares of Class V-1 common stock are convertible on a one-for-one basis into shares of Class A Common Stock of the Issuer at the election of the holder and upon the redemption of an equal number of New Symbotic Holdings Common Units (as described in Description of Capital Stock—Class V-1 Common Stock and Class V-3 Common Stock herein). Thomas Ernst is the current Chief Financial Officer and Treasurer of the Company. The business address of Mr. Ernst is c/o Symbotic, 200 Research Drive, Wilmington, MA 01887.

(57)

Securities offered hereby consist of 479,935 shares of Class V-1 common stock held by Todd Krasnow and 727,572 shares of Class V-1 common stock held by Inlet View, Inc. Todd Krasnow, as President of Inlet View, Inc., may be deemed to have voting and investment control with respect to the shares held by Inlet View, Inc., and therefore may be deemed to be the beneficial owner of such shares. However, Mr. Krasnow disclaims beneficial ownership of such securities. Shares of Class V-1 common stock are convertible on a one-for-one basis into shares of Class A Common Stock of the Issuer at the election of the holder and upon the redemption of an equal number of New Symbotic Holdings Common Units (as described in Description of Capital Stock—Class V-1 Common Stock and Class V-3 Common Stock herein). Todd Krasnow is a current director of the Company. The business address of Mr. Krasnow is c/o Symbotic, 200 Research Drive, Wilmington, MA 01887. The business address of Inlet View, Inc. is c/o Symbotic, 200 Research Drive, Wilmington, MA 01887.

(58)

Securities offered hereby consist of 15,000,000 shares of Class A Common Stock, 45,480,412 shares of Class V-1 common stock and 15,870,411 unvested warrant units held by Walmart Inc. Shares of Class V-1 common stock are convertible on a one-for-one basis into shares of Class A Common Stock of the Issuer at the election of the holder and upon the redemption of an equal number of New Symbotic Holdings Common Units (as described in Description of Capital Stock—Class V-1 Common Stock and Class V-3 Common Stock herein). The 15,870,411 unvested warrant units held by Walmart Inc. entitle Walmart Inc. to an equal number of shares of Class V-1 common stock once the warrant units vest and are exercisable. Walmart Inc. owns 10.9% of the outstanding shares of common stock of Symbotic Inc. and therefore may be considered an affiliate of Symbotic Inc. The business address of Walmart Inc. is 702 S.W. 8th Street, Bentonville, AR 72716.

(59)

Securities offered hereby consist of 1,859 shares of Class A common stock and 764,353 shares of Class V-1 common stock held by William M. Boyd III. Shares of Class V-1 common stock are convertible on a one-for-one basis into shares of Class A Common Stock of the Issuer at the election of the holder and upon the redemption of an equal number of New Symbotic Holdings Common Units (as described in Description of Capital Stock—Class V-1 Common Stock and Class V-3 Common Stock herein). William M. Boyd III is the current Chief Strategy Officer of the Company. The business address of Mr. Boyd III is c/o Symbotic, 200 Research Drive, Wilmington, MA 01887.

PLAN OF DISTRIBUTION

We, or the Selling Securityholders, may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each prospectus will indicate if the securities offered thereby will be listed on any securities exchange.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, the Selling Securityholders or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We, or the Selling Securityholders, may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

The securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

If indicated in the applicable prospectus supplement, underwriters or other persons acting as agents may be authorized to solicit offers by institutions or other suitable purchasers to purchase the securities at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the united states to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

We, or the Selling Securityholders, may engage in at-the-market offerings into an existing trading market in accordance with rule 415(a)(4) under the Securities Act. In addition, we, or the Selling Securityholders, may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us, the Selling Securityholders or others to settle those sales or to close out any related open borrowings of common stock, and may use securities received from us or the Selling Securityholders in settlement of those derivatives to close out any related open borrowings of our common stock. In addition, we, or the Selling Securityholders, may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

We have agreed with certain Selling Securityholders pursuant to the Subscription Agreements to use commercially reasonable efforts to keep the registration statement of which this prospectus forms a part effective until the earlier of the following: (i) such Selling Securityholders cease to hold any of the shares acquired under such Subscription Agreements, (ii) the date all such shares may be sold without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144 and without the requirement for us to be in compliance with the current public information required under Rule 144(c)(1) or Rule 144(i)(2), as applicable, and (iii) two years from the date of effectiveness of the 2022 Registration Statement.

In connection with one or more offerings of the securities registered hereunder, we may enter in to lock-up agreements with certain of our directors, officers and/or stockholders. Specific terms of the lock-up restrictions will be provided in the applicable prospectus supplements.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following summary is a discussion of U.S. federal income tax considerations of the ownership and disposition of Class A Common Stock by a Non-U.S. Holder. As used herein, the term “Non-U.S. holder” means a beneficial owner of Class A Common Stock who or that is for U.S. federal income tax purposes:

•	a non-resident alien individual (other than certain former citizens and residents of the U.S. subject to U.S. tax as expatriates);

•	a foreign corporation; or

•	an estate or trust that in either case is not subject to U.S. federal income tax on a net income basis on income or gain from the Class A Common Stock;

but generally does not include an individual who is present in the U.S. for 183 days or more in the relevant calendar year. If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of the acquisition, ownership and sale or other disposition of our securities.

This section applies only to Non-U.S. holders who hold shares of Class A Common Stock as capital assets for U.S. federal income tax purposes (generally, property held for investment) and that are purchased from us or the Selling Securityholders.

This section is general in nature and does not discuss all aspects of U.S. federal income taxation that might be relevant to a particular holder in light of such holder’s circumstances or status, nor does it address tax considerations applicable to a holder subject to special rules, including:

•	financial institutions;

•	governments or agencies or instrumentalities thereof;

•	insurance companies;

•	dealers or traders subject to a mark-to-market method of tax accounting with respect to Class A Common Stock;

•

persons holding Class A Common Stock as part of a “straddle,” hedge, integrated transaction or similar transaction, or persons deemed to sell the Class A Common Stock under constructive sale provisions of the Code;

•	partnerships or other pass-through entities for U.S. federal income tax purposes or investors in such entities;

•	holders that are controlled foreign corporations or passive foreign investment companies;

•	persons who acquired Class A Common Stock through the exercise or cancellation of employee stock options or otherwise as compensation for their services;

•	persons who are, or may become, subject to the expatriation provisions of the Code; or

•	tax-exempt entities.

This discussion is based on the Code, and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations all as of the date hereof, changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein (possibly with retroactive effect).

This discussion does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than income taxes (such as estate or gift tax consequences, the alternative minimum taxes or the Medicare tax on investment income). Each of the foregoing is subject to change, possibly with retroactive effect. You should consult your tax advisors with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction.

If a partnership (or any entity or arrangement so characterized for U.S. federal income tax purposes) holds Class A Common Stock, the tax treatment of such partnership and a person treated as a partner of such partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships holding any Class A Common Stock and persons that are treated as partners of such partnerships should consult their tax advisors as to the particular U.S. federal income tax consequences to them of the ownership and disposition of Class A Common Stock.

THE FOLLOWING IS FOR INFORMATIONAL PURPOSES ONLY. ALL STOCKHOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF CLASS A COMMON STOCK, INCLUDING THE EFFECTS OF U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX LAWS.

Distributions

In general, any distributions we make to a Non-U.S. holder of shares of Class A Common Stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes. Provided such dividends are not effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States (and are not attributable to a U.S. permanent establishment under an applicable treaty), we or the applicable withholding agent will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). If a Non-U.S. holder is eligible for a reduced rate of U.S. withholding tax under a tax treaty, the Non-U.S. holder may obtain a refund of any amounts withheld in excess of that rate by filing a refund claim with the IRS. Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. holder’s adjusted tax basis in its shares of Class A Common Stock and, to the extent such distribution exceeds the Non-U.S. holder’s adjusted tax basis, as gain realized from the sale or other disposition of the Class A Common Stock, which will be treated as described under “—Taxable Disposition of Class A Common Stock” below. In addition, if we or the applicable withholding agent determine that we are likely to be classified as a “U.S. real property holding corporation” (see “—Taxable Disposition of Class A Common Stock” below), we or the applicable withholding agent may withhold 15% of the portion of any distribution that that is not treated as a dividend for U.S. federal income tax purposes.

Dividends that we pay to a Non-U.S. holder that are effectively connected with such Non-U.S. holder’s conduct of a trade or business within the United States (and if a tax treaty applies, are attributable to a U.S. permanent establishment or fixed base maintained by the Non-U.S. holder) will generally not be subject to U.S. withholding tax, provided such Non-U.S. holder complies with certain certification and disclosure requirements (usually by providing an IRS Form W-8ECI). Instead, the effectively connected dividends will be subject to regular U.S. income tax as if the Non-U.S. holder were a U.S. person, subject to an applicable income tax treaty providing otherwise. A Non-U.S. corporation receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower treaty rate).

Taxable Disposition of Class A Common Stock

A Non-U.S. holder generally will not be subject to U.S. federal income or withholding tax in respect of gain realized on a sale, taxable exchange or other taxable disposition of Class A Common Stock, unless:

•

the gain is effectively connected with the conduct of a trade or business by the Non-U.S. holder within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. holder); or

•

we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. holder held Class A Common Stock, and, in the case where shares of Class A

Common Stock are regularly traded on an established securities market, the Non-U.S. holder has owned, directly or constructively, more than 5% of Class A Common Stock at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. holder’s holding period for the shares of Class A Common Stock. There can be no assurance that Class A Common Stock will be treated as regularly traded on an established securities market for this purpose.

Unless an applicable treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. holder were a U.S. person. Any gains described in the first bullet point above of a Non-U.S. holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30% rate (or lower treaty rate).

If the second bullet point above applies to a Non-U.S. holder, gain recognized by such holder on the sale, exchange or other disposition of Class A Common Stock will be subject to tax at generally applicable U.S. federal income tax rates. In addition, if Class A Common Stock will not be treated as regularly traded on an established securities market, then a buyer of Class A Common Stock from such holder may be required to withhold U.S. federal income tax at a rate of 15% of the amount realized upon such disposition. We will be classified as a United States real property holding corporation if the fair market value of our “United States real property interests” equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. Although there can be no assurance, we do not believe that we are, or have been, a United States real property holding corporation. We can provide no assurance as to our future status as a United States real property holding corporation.

Information Reporting and Backup Withholding

Information returns may be filed with the IRS in connection with payments of dividends and the proceeds from a sale or other disposition of Class A Common Stock. A Non-U.S. holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty will satisfy the certification requirements necessary to avoid the backup withholding as well. The amount of any backup withholding from a payment to a Non-U.S. holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA Withholding Taxes

Provisions commonly referred to as “FATCA” impose withholding of 30% on payments of dividends on Class A Common Stock to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied by, or an exemption applies to, the payee (typically certified as to by the delivery of a properly completed IRS Form W-8BEN-E). The IRS has issued proposed regulations (on which taxpayers may rely until final regulations are issued) that provide that these withholding requirements would generally not apply to gross proceeds from sales or other dispositions of Class A Common Stock. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Under certain circumstances, a holder might be eligible for refunds or credits of such withholding taxes, and a Non-U.S. holder might be required to file a U.S. federal income tax return to claim such refunds or credits. Prospective investors should consult their tax advisors regarding the effects of FATCA on their investment in our securities.

ALL NON-U.S. HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF INVESTING IN OUR SECURITIES TO THEM.

EXPERTS

The audited financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

VALIDITY OF SECURITIES

The validity of the securities offered by this prospectus will be passed upon by Sullivan & Cromwell LLP. As disclosed in “Selling Securityholders” herein, 50,000 shares of Class A Common Stock registered hereunder are held by George Sampas. Mr. Sampas is a partner at Sullivan & Cromwell LLP, which will pass on the validity of the securities offered hereby and provides legal services to us.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 with respect to the securities offered by this prospectus. This prospectus is a part of that registration statement. This prospectus does not contain all of the information included in the registration statement. For further information pertaining to us and our securities, you should refer to the registration statement and to its exhibits. Statements contained in or incorporated by reference into this prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement or one of our filings with the SEC that is incorporated by reference into the registration statement, we refer you to the copy of the contract or document that has been filed. Each statement contained in or incorporated by reference into this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit.

We are subject to the information reporting requirements of the Exchange Act, and we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at www.sec.gov and on our website at www.symbotic.com. The information found on, or that can be accessed from or that is hyperlinked to, our website is not part of this prospectus. You may inspect a copy of the registration statement through the SEC’s website, as provided herein.

INFORMATION WE INCORPORATE BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in or omitted from this prospectus or any accompanying prospectus supplement or free writing prospectus, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference the documents listed below and any future documents that we file with the SEC (excluding any portion of such documents that are furnished and not filed with the SEC) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (1) after the date of the initial filing of the registration statement of which this prospectus forms a part prior to the effectiveness of the registration statement and (2) after the date of this prospectus until the offering of the securities registered hereunder is terminated:

•	our Annual Report on Form 10-K for the year ended September 24, 2022, filed with the SEC on December 9, 2022 (our “Form 10-K”);

•	our Quarterly Reports on Form 10-Q filed with the SEC on February 3, 2023 and May 5, 2023; and

•	our Current Reports on Form 8-K filed on November 21, 2022, March 2, 2023, June 7, 2023 and July 24, 2023.

We will not, however, incorporate by reference in this prospectus any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our current reports on Form 8-K unless, and except to the extent, specified in such current reports.

We will provide you with a copy of any of these filings (other than an exhibit to these filings, unless the exhibit is specifically incorporated by reference into the filing requested) and any other information incorporated by reference hereto at no cost, if you submit a request to us by writing or telephoning us at the following address and telephone number:

Symbotic Inc.

200 Research Drive

Wilmington, MA 01887

Telephone: (987) 284-2800

Attention: Corporate Secretary

Class A Common Stock

Preferred Stock

Debt Securities

Offered by Symbotic Inc.

Up to 548,565,597 Shares of Class A Common Stock

Offered by the Selling Securityholders

PROSPECTUS

ARTICLE II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses to be borne by the registrant in connection with the issuance and distribution of the shares of common stock being registered hereby.

Securities and Exchange Commission registration fee		$110,200
Accounting fees and expenses	$	*
Legal fees and expenses	$	*
Financial printing and miscellaneous expenses	$	*

Total		$110,200

*	To be provided in one or more prospectus supplements filed hereunder.

Item 15.	Indemnification of Directors and Officers

The Company’s Charter and Bylaws provide indemnification and advancement of expenses for the Company’s directors and officers to the fullest extent permitted by the Delaware General Corporation Law, as amended (the “DGCL”), subject to certain limited exceptions. Pursuant to Section 102(b)(7) of the DGCL, a corporation may eliminate the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liabilities arising (i) from any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) from any transaction from which the director derived an improper personal benefit. The Bylaws provide for mandatory indemnification to the fullest extent permitted by applicable law against all expenses (including attorney’s fees), judgments, fines, ERISA excise taxes or penalties and amounts paid in settlements.

The Company has entered into, or will enter into, indemnification agreements with each of its directors and officers. In some cases, the provisions of those indemnification agreements may be broader than the specific indemnification provisions contained under Delaware law. In addition, as permitted by Delaware law, the Charter and the Bylaws include provisions that eliminate the personal liability of directors for monetary damages resulting from breaches of certain fiduciary duties as a director. The effect of this provision is to restrict the Company’s rights and the rights of the Company’s stockholders in derivative suits to recover monetary damages against a director for breach of fiduciary duties as a director.

Such limitation of liability and indemnification does not affect the availability of equitable remedies. In addition, Symbotic has been advised that, in the opinion of the Securities and Exchange Commission (the “SEC”), indemnification of directors, officers or persons controlling the registrant for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), is against public policy as expressed in the Securities Act and is therefore unenforceable.

The Company’s Charter and Bylaws provide that the Company will indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person or a person for whom such person is the legal representative is or was a director or officer of the Company or, while serving as a director or officer of the Company, is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, employee benefit plan, fund, other enterprise or nonprofit entity.

These provisions may be held not to be enforceable for certain violations of the federal securities laws of the United States.

The Company’s directors and executive officers are covered by insurance maintained by the Company against specified liabilities for actions taken in their capacities as such, including liabilities under the Securities Act.

Item 16.	Exhibits and Financial Statement Schedules

Exhibit Index

Incorporated by Reference
Exhibit	Description	Form	Exhibit	Filing Date

1.1*	Form of Underwriting Agreement.

3.1	Certificate of Incorporation of Symbotic Inc.	8-K	3.1	6/13/2022

3.2	Bylaws of Symbotic Inc.	8-K	3.2	6/13/2022

4.1	Form of Indenture

5.1	Opinion of Sullivan & Cromwell LLP

23.1	Consent of Grant Thornton LLP

23.2	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1 hereto)

24.1	Power of Attorney (included on signature page of this Registration Statement)

25.1*	Statement of Eligibility on Form T-1

107	Calculation of Filing Fee Table

*	To be provided in an amendment hereto or in a subsequent filing that is incorporated by reference herein.

Item 17.	Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included by post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Wilmington, Commonwealth of Massachusetts, on July 24, 2023.

Symbotic Inc.

By:	/s/ Richard B. Cohen
Name: Richard B. Cohen
Title: Chief Executive Officer, President and Director

POWER OF ATTORNEY AND SIGNATURES

Each person whose signature appears below constitutes and appoints Corey Dufresne as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any or all amendments (including post-effective amendments) or supplements to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact as agent or such attorney-in-fact’s substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Without limiting the generality of the foregoing, amendments to this Registration Statement may make such changes in the Registration Statement as such attorney-in-fact may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney-in-fact or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney-in-fact or substitute.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed below by the following persons in the capacities indicated:

Signature	Title	Date

/s/ Richard B. Cohen Richard B. Cohen	Chief Executive Officer, President and Director (principal executive officer)	July 24, 2023

/s/ Thomas Ernst Thomas Ernst	Chief Financial Officer and Treasurer (principal financial and accounting officer)	July 24, 2023

/s/ Rollin Ford Rollin Ford	Director	July 24, 2023

/s/ Charles Kane Charles Kane	Director	July 24, 2023

/s/ Todd Krasnow Todd Krasnow	Director	July 24, 2023

Signature	Title	Date

/s/ Vikas J. Parekh Vikas J. Parekh	Director	July 24, 2023

/s/ Daniela Rus Daniela Rus	Director	July 24, 2023

/s/ Merline Saintil Merline Saintil	Director	July 24, 2023